UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 17, 2018

814-00201
(Commission File Number)

MVC CAPITAL, INC. (Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
 Purchase, NY  10577
(Address of registrant’s principal executive office)

914-701-0310
(Registrant’s telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders

On September 17, 2018, the Board of Directors adopted an amendment to Section 3.1 of the Company’s bylaws increasing the size of the Board from 7 directors to 8 directors, effective as of the 2018 Annual Meeting of Shareholders of the Company.

ITEM 8.01 Other Events

On September 17, 2018, the Board approved the Company’s implementation of a stock repurchase program in the amount of up to $15 million, as set forth in the Company’s press release, dated September 18, 2018, which is filed as an exhibit to this report and incorporated in this item by reference.  The Board also determined, as a result of discussions with certain shareholders to nominate Scott Krase for election at the 2018 Annual Meeting of Shareholders of the Company.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release of the Company, dated September 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman

Dated:  September 21, 2018

INDEX TO EXHIBITS

Exhibits

99.1	Press release of the Company, dated September 18, 2018